EXHIBIT 3(i)

FILED

IN THE OFFICE OF THE

/s/ Dean Heller

Dean Heller

SECRETARY OF STATE

February 28, 2005

Entity # E0057632005-1

Document No. 20050036094-99

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

_________________________________________________________________________________________

1. NAME OF CORPORATION:  MultiChannel Technologies Corporation

2. RESIDENT AGENT: Corporate Creations Network Inc.

   Name and Street Address:  8275 South Eastern Avenue #200-47

Las Vegas

NV

89123

Street No.

Street Name

City

State

Zip

    Optional Mailing Address:_____________________________________________________

3. SHARES: (number of shares the corporation is authorized to issue)

    Number of shares with par value 1,000,000   Par Value:  $.0001

    Number of shares without par value: 0

4. Names & Address of Board of Directors/Trustees:

Terri DuMoulin

1628 W. 1st Avenue

Vancouver, BC  V6J 1G1

Name

Address

City/State/Zip

5.  PURPOSE:  The purpose of the corporation shall ____________________________

6.

Names, Address and Signatures of Incorporator

Rebecca Anderson

/s/ Rebecca Anderson

Name

Signature

11380 Prosperity Farms Rd. #221 E

Palm Bh. Gardens

FL

33410

Address

City

State

Zip

7.

Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above name corporation.

/s/ Rebecca Anderson

2/25/05

Authorized Signature of R.A. or On Behalf of R.A. Company

Date